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                           EXHIBIT 22.1

                  SUBSIDIARIES OF THE REGISTRANT


          Name                     Jurisdiction of Incorporation
          ----                     -----------------------------
     Consolidated Resort                     California
     Enterprises, Inc.

     Continental Resort                      California
     Services, Inc.

     W.J.N., Inc.                            Minnesota